Exhibit 99.1

YELLOWPAGES.COM and Marchex Announce New Agreement to Provide Internet

Search Marketing Services for Local Advertisers

GLENDALE, CA and SEATTLE, WA – October 15, 2007 – YELLOWPAGES.COM, a subsidiary of AT&T (NYSE:T) and a leading local search and Internet Yellow Pages destination, and Marchex, Inc. (NASDAQ: MCHX, MCHXP), a local advertising company and leading provider of local content, today announced a new multi-year agreement in which Marchex will continue to provide its local Internet search marketing services to YELLOWPAGES.COM’s broad base of local advertisers.

Under the terms of the new agreement, YELLOWPAGES.COM will continue to leverage Marchex’s services to fulfill the YPclicks! Search Engine Solutions search marketing packages sold by YELLOWPAGES.COM and AT&T across the United States. Marchex Connect, Marchex’s highly scalable private-label search marketing platform, is used to create, target and manage YELLOWPAGES.COM’S advertiser campaigns and fulfill them though placements on major search engines and Marchex’s local content network.

“YELLOWPAGES.COM’s online advertising products deliver value to local advertisers across the nation. This new agreement with Marchex extends our ability to offer our customers best-in-class search marketing solutions,” said Charles Stubbs, President and Chief Executive Officer of YELLOWPAGES.COM.

“We are seeing solid year-over-year growth in new local advertiser accounts, and we are pleased to be extending our long-term agreement to provide services to help power YELLOWPAGES.COM’s local search marketing products and deliver results for their local advertisers,” said John Keister, Marchex President and Chief Operating Officer. “YELLOWPAGES.COM’s and AT&T’s product offerings and large sales force, combined with Marchex’s scalable technology and ability to provide traffic from our local content network, make this an ideal relationship.”

About YELLOWPAGES.COM

YELLOWPAGES.COM LLC is a subsidiary of AT&T Inc. Formed in late 2004, the company operates a leading local search and Internet Yellow Pages destination, YELLOWPAGES.COM. The YELLOWPAGES.COM Nationwide Network provides exposure to up to 35 million monthly unique visitors (comScore Media Metrix, June 2007). For more information visit http://www.yellowpages.com/.

About AT&T

AT&T Inc. (NYSE: T) is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world’s most advanced IP-based business communications services and the nation’s leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at www.att.com.

About Marchex, Inc.

Marchex (www.marchex.com) is a local advertising company and leading publisher of local content. Marchex’s innovative advertising platform delivers search- and call-based marketing products and services for local and national advertisers. Marchex’s local content network, one of the largest online, helps consumers make better, more informed local decisions through its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

For YELLOWPAGES.COM:

Ed Patterson

Director, Media and Analyst Relations

YELLOWPAGES.COM

404-213-3106

epatterson@yellowpages.com

For Marchex:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

George Simpson

George H. Simpson Communications

203-521-0352

georgehsimpson@att.net

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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